As filed with the Securities and Exchange Commission on October 27, 1995.
                                            Registration No. 33-___________


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                      ______________________________

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933
                      ______________________________

                              MEDCROSS, INC.
          (Exact name of registrant as specified in its charter)

          FLORIDA                                              59-2291344
     (State or Other Jurisdiction of                      (I.R.S. Employer
     Incorporation or Organization)                     Identification No.)
                         3227 Bennet Street North
                       St. Petersburg, Florida 33713
                              (813) 521-1793
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                Consulting Agreement Between Medcross, Inc.
                           and Timothy R. Barnes
                           (Full Title of Plan)
                      ______________________________

                              Henry Y.L. Toh
                              Medcross, Inc.
                         3227 Bennet Street North
                       St. Petersburg, Florida 33713
                              (813) 521-1793
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                      ______________________________
                                Copies to:
                         Ralph V. De Martino, Esq.
                   De Martino Finkelstein Rosen & Virga
                            1818 N Street, N.W.
                       Washington, D.C.  20036-2492
                              (202) 659-0494

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:

                      CALCULATION OF REGISTRATION FEE


Title of Securities  Amount to be  Proposed Maximum  Proposed Maximum    Amount of
to be Registered     Registered    Aggregate Price   Aggregate Offering  Registration
                                   Per Share         Price               Fee
Common Stock,
 $.007 par value     36,858 <F1>   $1.00 <F2>        $36,858             $100.00 <F3>
Common Stock,
 $.007 par value         <F4>      $ -----           $  ----             $<F5>

Total                                                                    $100.00

<F1>
(2) Represents the maximum number of shares which may be issued pursuant to the Series CS Warrant to Purchase Common Shares of Medcross, Inc.
     (the "Warrant") issued in accordance with the Consulting Agreement between the Company and Timothy R. Barnes (the "Plan"). In addition to such shares, this Registration Statement covers such additional number of shares as may be required by reason of the operation of the antidilution provisions of such Plan.
<F2>
(3) Represents the exercise price per share of the shares that may be issued under the Warrant.
<F3>
(4) Calculated in accordance with Rule 457 on the basis of the average of the bid and ask prices for the Common Stock within five days prior to filing of this registration statement.
<F4>
(5) Represents the same shares described on the line above, which may be resold by the holder of the Warrant.
<F5>
(6) Pursuant to Rule 457(h)(3), no additional fee is payable since these shares, which may be offered for resale, are the same shares being registered hereby upon their initial issuance pursuant to the Plan.
                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information

     This Registration Statement (the "Registration Statement") relates to the issuance of shares of Common Stock, par value
$.007 per share (the "Common Stock") of Medcross, Inc. (the
"Company") to Timothy R. Barnes (the "Consultant") upon the exercise of the Series CS Warrant to Purchase Common Shares of
Medcross, Inc. (the "Warrant") issued pursuant to the terms of a Consulting Agreement, dated as of August 6, 1995 (the "Consulting
Agreement") by and between the Company and the Consultant (the
"Plan"). Pursuant to the terms of the Consulting Agreement, the Company is obligated to issue to the Consultant the Warrant to purchase an aggregate of 36,858 shares of Common Stock for a period of two years at an exercise price of $1.00 per share, in exchange for the Consultant's providing certain consulting services as requested by the President of the Company from time to time. The initial term of the Consulting Agreement is six months subject to extension by the written agreement of the parties.

     The foregoing information relating to the provisions of the Plan is intended to provide a summary thereof and does not purport to be a complete description of the Plan. Such summary should be read in conjunction with the Consulting Agreement which has been filed as Exhibit 10(c) and is incorporated herein by reference in its entirety.

Item 2.  Registrant Information and Employee Plan Annual
Information

     The Consultant has been provided with copies of the documents incorporated herein by reference in Part II, Item 3, hereof, and has been advised by the Company in writing that such documents will continue to be available, without charge, to the Consultant upon the Consultant's written request to the Company at its offices at 3227 Bennet Street North, St. Petersburg,
Florida 33713 (Phone:  813-521-1793).

                            PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Documents by Reference.

     The following documents, and any amendments thereto, filed by Medcross, Inc. (the "Company") with the Securities and
Exchange Commission are incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of filing such documents.

     (a) The Company's annual report on Form 10-KSB for the year ended December 31, 1994 (File No. 0-17973);

     (b) The Company's quarterly report on Form 10-QSB for the quarter ended June 30, 1995 (File No. 0-17973);

     (c) The description of the Common Stock of the Company contained in Item 11 of the Company's Registration
          Statement on Form 10 filed on September 16, 1989, as amended (File No. 0-17973);

     (d)  All reports filed by the Company pursuant to Sections
          13(a), 13(c) and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Officers and Directors.

     Section 607.0850 of the Florida Business Corporation Act empowers a corporation to indemnify any person who was or is a party to a proceeding by reason of the fact that he was or is an officer, director, employee or agent of the corporation against liability incurred in connection with such proceeding. Such person must have acted in good faith and in a manner reasonably believed to be in or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe his conduct was unlawful. Any such indemnification may only be made upon a determination by the corporation that such indemnification is proper because the person met the applicable standard of conduct.

     The Florida Business Corporation Act provides further that the indemnification permitted thereunder is not exclusive;
provided, however, indemnification is not permitted to be made on behalf of any such person if a judgment or final adjudication establishes (i) a violation of the criminal law unless such person had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful; (ii) such person derived an improper personal benefit from the transaction; (iii) as to any director such proceeding arose from an unlawful distribution under Section 607.0834; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by the corporation or a shareholder.

     The Company's By-Laws provide that the Company shall indemnify any such person to the fullest extent provided by law and empowers the Company to purchase and maintain insurance on behalf of any such person.

     The Company previously entered into indemnification agreements in 1988 with certain officers and directors of the Company for indemnification against expenses (including attorneys' fees, through all proceedings, trials, and appeals), judgments, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative, arising from any actual or alleged breach of duty, neglect, error, or other action taken or omitted, solely in the capacity as an officer and/or a director of the Company; provided, that no indemnification will be made in respect of any acts or omissions (a) involving gross negligence or willful misconduct, (b) involving libel or slander, or (c) based upon or attributable to gaining, directly or indirectly, any profit or advantage to which he was not legally entitled.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE
SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS
CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE
COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES
AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC
POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE
UNENFORCEABLE.

Item 7.  Exemption from Registration Claimed

     Not Applicable.
Item 8. Exhibits

     3(a) Amendment to the Articles of Incorporation dated March
          21, 1994. <F1>

     3(b) Composite copy of the Amended and Restated Articles of Incorporation incorporating all amendments. <F1>

     3(c) By-Laws of the Company, as amended. <F2>

     4(a) Specimen Common Stock Certificate. <F3>

     4(b) Series CS Warrant to Purchase Common Shares of Medcross, Inc.

     5(a) Opinion regarding legality.

     9(a) Shareholder's Agreement dated February 19, 1992 among
          Four M International, Inc., Walnut Capital Corp., Windy
          City, Inc., and Canadian Imperial Bank of Commerce
          Trust Company (Bahamas) Limited. <F4>

     10(a) Stock Purchase Agreement, dated February 9, 1992, between Medcross, Inc., Four M International
               Limited, Walnut Capital Corp., Windy City, Inc., and Canadian Imperial Bank of Commerce Trust
               Company. <F5>

     10(b)     First Amendment to Stock Purchase Agreement, dated
               May 21, 1992, between Medcross, Inc., Four M
               International, Inc., Walnut Capital Corp., Windy
               City, Inc., and Canadian Imperial Bank of Commerce
               Trust Company (Bahamas) Limited, as trustee. <F6>

     10(c) Consulting Agreement, dated as of August 6, 1995, between the Company and Timothy R. Barnes.

     23(a)     Consent of Coopers & Lybrand L.L.P.

     23(c)     Consent of Counsel included in Exhibit 5(a).

<F1>
 1/ Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 0-17973).
<F2>
 2/ Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1993 (File Number 0-17973).
<F3>
 3/ Incorporated by reference to the Company's registration statement on Form S-18, as amended, (File Number 33-27978-
     A).
<F4>
 4/ Incorporated by reference to the Company's Current Report on Form 8-K dated March 30, 1992 (File Number 0-17973).
<F5>
 5/ Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1991 (File Number 0-17973).
<F6>
 6/ Incorporated by reference to the Company's Current Report on Form 8-K dated May 21, 1992 (File Number 0-17973).

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

     A.   Rule 415 Offering.

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement to include any additional or changed information with respect to the plan of distribution;

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.   Subsequent Exchange Act Documents Incorporated by Reference:

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.   To Transmit Certain Material.

     1. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each Plan participant to whom the prospectus is sent or given a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such Plan participant otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the Plan participant. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such Plan participant.

     2. The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all participants in the Plan who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

     D.   Indemnification.

     1. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on October 26, 1995.


                              MEDCROSS, INC.


                              By:  /s/ Henry Y. L. Toh
                                   Henry Y. L. Toh, President


                           POWER OF ATTORNEY

     We, the undersigned officers and directors of the Company, hereby severally constitute and appoint Henry Y. L. Toh our true and lawful attorney-in-fact and agent, with full power to him to sign any and all amendments (including post effective amendments) to this Registration
Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, ratifying and conforming all that said attorney-in-fact and agent or any of them, or his substitute or substitutes, may unlawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of October 26, 1995.


/s/ Po Shin Wong                        Chairman of the Board of Directors
Po Shin Wong


/s/ Henry Y. L. Toh                     Vice Chairman of the Board, President and
Henry Y. L. Toh                         Acting Chief Financial Officer


/s/ Joel S. Kanter                      Director
Joel S. Kanter


/s/ R. Huston Babcock, M.D.             Director
R. Huston Babcock, M.D.